Exhibit 3.1

The Commonwealth of Massachusetts

Secretary of the Commonwealth

One Ashburton Place, Boston, MA 02108

CERTIFICATE OF AMENDMENT

TO THE DECLARATION OF TRUST OF EVERSOURCE ENERGY

(Pursuant to Massachusetts General Laws, Chapter 182, Section 2)

We, the undersigned, being a majority of the Trustees and the Secretary of Eversource Energy, a Massachusetts voluntary association organized under a Declaration of Trust dated January 15, 1927, as previously amended (the “Declaration of Trust”), DO HEREBY CERTIFY as follows:

1.	At a meeting of the Board of Trustees duly called and held on January 29, 2025, at which meeting the entire Board was present and acting throughout, a resolution was unanimously approved to submit to the holders of Common Shares of the Company a proposal to amend the Declaration of Trust to (a) revise all provisions that require more than a majority vote to a majority-only vote and (b) allow annual meetings of Shareholders to be held in person or virtually as the Board may determine and, pursuant to the affirmative vote of the holders of more than two-thirds of the outstanding Common Shares on such proposal at the 2025 Annual Meeting of Shareholders of Eversource Energy duly called and held on May 1, 2025, the Declaration of Trust as previously amended has been further amended to (x) revise all provisions that require more than a majority vote to a majority-only vote and (y) allow annual meetings of Shareholders to be held in person or virtually as the Board may determine.

2.	Attached hereto is a true and complete copy of the Declaration of Trust of Eversource Energy, as amended to May 1, 2025.

IN WITNESS WHEREOF, a majority of the Trustees listed below and the Secretary have hereto signed as of the 1st day of May, 2025.

Cotton M. Cleveland	/s/ Cotton M. Cleveland	David H. Long	/s/ David H. Long

Linda Dorcena Forry	/s/ Linda Dorcena Forry	Joseph R. Nolan, Jr.	/s/ Joseph R. Nolan, Jr.

Gregory M. Jones	/s/ Gregory M. Jones	Daniel J. Nova	/s/ Daniel J. Nova

Loretta D. Keane	/s/ Loretta D. Keane	Frederica M. Williams	/s/ Frederica M. Williams

John Y. Kim	/s/ John Y. Kim
		James W. Hunt, III Secretary	/s/ James W. Hunt, III

COMMONWEALTH OF MASSACHUSETTS	)
	)	ss.: Boston
COUNTY OF SUFFOLK	)

On this 1st day of May 2025, before the undersigned officer, personally appeared Joseph R. Nolan, Jr., one of the Trustees who executed the foregoing certificate and personally known to me, who acknowledged that he executed the same as his free act and deed for its stated purpose.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Florence J. Iacono
Florence J. Iacono
Notary Public
My Commission Expires: January 11, 2030

Eversource Energy 300 Cadwell Drive Springfield, MA 01104	Contact: James W. Hunt, III, Secretary (617) 424-2018

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DECLARATION OF TRUST

OF

EVERSOURCE ENERGY

Dated January 15, 1927

AS AMENDED

February 20, 1935

February 21, 1940

February 25, 1955

February 27, 1959

February 28, 1962

March 18, 1964

November 22, 1965

April 22, 1969

April 28, 1970

April 24, 1973

April 25, 1978

May 19, 1987

May 24, 1988

May 13, 2003

May 10, 2005

April 29,2015

May 3, 2017

May 1, 2025

DECLARATION OF TRUST

OF

EVERSOURCE ENERGY

This DECLARATION OF TRUST is made at Boston in the County of Suffolk and Commonwealth of Massachusetts this fifteenth day of January, 1927, by GEORGE W. LAWRENCE of Greenfield, ALVAH CROCKER of Fitchburg, W. RODMAN PEABODY of Milton, ALFRED L. RIPLEY of Andover, CHARLES W. HAZELTON of Montague, ARTHUR W. WOOD of Arlington, CHARLES WALCOTT of Cambridge, MOSES WILLIAMS of Needham, CHARLES STETSON of Boston, J. PRESTON RICE of Newton, all in the Commonwealth of Massachusetts, SAMUEL FERGUSON of Hartford in the State of Connecticut and JONATHAN BULKLEY of New York in the State of New York, who are hereinafter called the Trustees, and said expression shall extend to and include the Trustees for the time being hereunder appointed as hereinafter provided, and the word “Trustee” as hereinafter used shall apply to any one of the said Trustees where the context so admits.

WHEREAS, it is desired to create under and in accordance with the provisions of this instrument a voluntary association for the acquisition of property and the conduct of business as hereinafter set forth, consisting, first, of the Trustees, in whom shall be vested the legal title to all property at any time belonging to said association except as hereinafter provided and who shall manage, control and carry on the affairs of the association as hereinafter set forth, and second, of the persons (hereinafter called the Shareholders) who shall from time to time be the holders of certificates of beneficial interest, known as shares, to be issued as hereinafter provided, in whom shall be vested the entire beneficial interest in all property belonging to the association and all business conducted by it and all profits earned by it,

NOW, THEREFORE, this declaration of trust WITNESSETH that said George W. Lawrence, Alvah Crocker, W. Rodman Peabody, Alfred L. Ripley, Charles W. Hazelton, Arthur W. Wood, Charles Walcott, Moses Williams, Charles Stetson, J. Preston Rice, Samuel Ferguson and Jonathan Bulkley for themselves, their heirs, executors, administrators, successors and assigns, do hereby declare that they and their successors from time to time, as Trustees hereunder, will hold, manage and dispose of the aforesaid property, if and when acquired by them, and all such other property as may be hereafter transferred or conveyed to them as Trustees hereunder, or otherwise acquired and held on behalf of the association as hereinafter provided (all of said property at any time and from time to time so held being hereinafter collectively referred to as the “trust estate”), in trust to hold, manage and control said trust estate and receive the income thereof and to dispose of the same for the benefit of the Shareholders according to the number and kind of shares held by them respectively, and with and subject to the powers and provisions hereinafter contained concerning the same.

BUSINESS NAME OF TRUSTEES

(1)            The Trustees in their collective capacity shall be designated “Eversource Energy’’ and in so far as may be practicable all the business of the association shall be done and all its affairs conducted in and under that name, to the end that legal title to the entire trust estate except as otherwise provided herein and in any event the absolute control thereof shall be at all times vested in the Trustees, and that all obligations incurred by or in behalf of the association shall be the obligations of the Trustees only and not of the Shareholders but enforceable against the Trustees as hereinafter provided, only as such trustees, and only to the extent of the trust estate in their hands and possession and never against them or any of them in their individual capacity or capacities.

NUMBER, ELECTION, QUALIFICATION, RESIGNATION AND COMPENSATION OF TRUSTEES

(2)            The number of the Trustees hereunder for each ensuing year shall be such as may be fixed at each annual meeting of the Shareholders by a vote of at least a majority of the number of shares then outstanding hereunder of such class or classes as then have general voting powers, except that if at any annual meeting no such number shall be so fixed then the number for the ensuing year shall be the same as for the year preceding.

(3)            Every Trustee shall hold office until the annual meeting of the Shareholders next succeeding his election and thereafter until the succeeding board of Trustees has been elected as hereinafter provided, and until at least a majority of said succeeding board is qualified to act as hereinafter provided.

(4)            At each annual meeting of the Shareholders they may elect a new board of Trustees for the ensuing year of such number as may be then fixed as hereinbefore provided, and any one or more or all of the Trustees previously in office may be re-elected to the new board, and at any meeting at which the number of Trustees is increased the Shareholders may elect all or less than all the additional Trustees so provided for, but no Trustee shall be elected unless he receives the affirmative votes of at least a majority of the number of shares then outstanding hereunder of such class or classes as then have general voting power.

Proxy Access for Trustee Nominations. Subject to the terms and conditions of this declaration of trust, in connection with an annual meeting of Shareholders at which Trustees are to be elected, the association will include in its proxy statement and on its form of proxy the name of a nominee for election to the Board submitted pursuant to this Article 4 (a “Shareholder Nominee”) and will include in its proxy statement the “Required Information” (as defined in Article 4(c)), if: (1) the Shareholder Nominee satisfies the eligibility requirements in this Article 4; (2) the Shareholder Nominee is identified in a timely notice (the “Shareholder Notice”) that satisfies this Article 4 and is delivered by a Shareholder that qualifies as, or is acting on behalf of, an Eligible Shareholder (as defined in Article 4(a)); (3) the Eligible Shareholder expressly elects at the time of the delivery of the Shareholder Notice to have the Shareholder Nominee included in the association’s proxy materials; and (4) the additional requirements of the declaration of trust are met.

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(a)            To qualify as an “Eligible Shareholder,” a Shareholder or a group as described in this Article 4(a) must: (i) Own and have Owned (as defined below), continuously for at least three years as of the date of the Shareholder Notice, a number of the issued and outstanding common shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of common stock) that represents at least three percent of the issued and outstanding common shares that are entitled to vote generally in the election of Trustees as of the date of the Shareholder Notice (the “Required Shares”); and (ii) thereafter continue to Own the Required Shares through such annual meeting of Shareholders.

For purposes of satisfying the ownership requirements of this Article 4(a), a group of no more than twenty Shareholders and/or beneficial owners may aggregate the number of common shares that are entitled to vote generally in the election of Trustees that each group member has Owned continuously for at least three years as of the date of the Shareholder Notice. No shares may be attributed to more than one Eligible Shareholder, and no Shareholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Shareholder under this Article 4. Each of the following shall be treated as one Shareholder or beneficial owner: (x) a group of any two or more funds that are under common management and investment control; (y) a group of any two or more funds that are under common management and funded primarily by a single employer; or (z) a group of investment companies, as such term is defined in Section 12(d)(l)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever an Eligible Shareholder consists of a group of Shareholders and/or beneficial owners, any and all requirements and obligations for an Eligible Shareholder set forth in this Article 4 must be satisfied by and as to each such Shareholder or beneficial owner, except that shares maybe aggregated as specified in this Article 4(a) and except as otherwise provided in this Article 4. For purposes of this Article 4, the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)            For purposes of this Article 4:

(i)            A Shareholder or beneficial owner shall be deemed to “Own” only those issued and outstanding common shares that are entitled to vote generally in the election of Trustees and as to which such person possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (a) and (b) shall not include any shares (1) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of the issued and outstanding common shares that are entitled to vote generally in the election of Trustees, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate. The terms “Owned,” “Owning,” “Ownership” and other variations of the word “Own,” when used with respect to a Shareholder or beneficial owner, shall have correlative meanings.

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(ii)            A Shareholder or beneficial owner shall “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of Trustees and the right to direct the disposition thereof and possesses the full economic interest in the shares. The person’s Ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the Shareholder.

(iii)            A Shareholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on five business days’ notice.

(c)            For purposes of this Article 4, the “Required Information” that the association will include in its proxy statement is:

(i)            the information set forth in the Schedule 14N provided with the Shareholder Notice concerning each Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the association’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder, and

(ii)            if the Eligible Shareholder so elects, a written statement of the Eligible Shareholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of each Shareholder Nominee, which must be provided at the same time as the Shareholder Notice for inclusion in the association’s proxy statement for the annual meeting (the “Statement”).

Notwithstanding anything to the contrary contained in this Article 4, the association may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Article 4 shall limit the association’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Shareholder or Shareholder Nominee.

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(d)            The Shareholder Notice shall set forth the following information, representations and agreements:

(i)            as to each Shareholder Nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; provided, however, that, in addition to the information required in the Shareholder Notice pursuant to this Article 4, the association may require each such person to furnish such other information as may reasonably be required by the association to determine the eligibility of such person to serve as a Trustee, including information relevant to a determination whether such person can be considered an independent Trustee,

(ii)            a representation addressed to the association that the Shareholder delivering the Shareholder Notice (or a Qualified Representative as defined in Article 4(m) of such Shareholder) intends to appear in person or by proxy at the meeting to present its Shareholder Nominee or Shareholder Nominees,

(iii)            as to each Eligible Shareholder giving the Shareholder Notice (and in the case of a group, as to each Shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder) and if any such Eligible Shareholder, Shareholder or beneficial owner is an entity, as to each director, executive officer, managing member or control person of such entity (any such individual or control person, a “Control Person”):

(a)            the name and address of such Eligible Shareholder and any Control Person (in the case of any record holder(s), as they appear on the association’s books);

(b)            the number of common shares which are owned of record or beneficially owned by the Eligible Shareholder and/or by any Control Person as of the date of the Shareholder Notice, and for purposes of this clause, an Eligible Shareholder or Control Person shall be deemed to beneficially own common shares if the Eligible Shareholder or Control Person owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing) (x) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (y) the right to vote such shares, or instruct how the shares are voted, alone or in concert with others and/or (z) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares;

(c)            a description of any agreement, arrangement or understanding with respect to the nomination between or among the Eligible Shareholder or any Control Person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable); and

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(d)            a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed shares) that has been entered into as of the date of the Shareholder Notice by, or on behalf of, the Eligible Shareholder or Control Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of the common shares, or maintain, increase or decrease the voting power of the Eligible Shareholder or Control Person with respect to securities of the association,

(iv)           a copy of the Schedule 14N that has been or concurrently is filed with the Securities and Exchange Commission under the Exchange Act,

(v)            a statement of the Eligible Shareholder (and in the case of a group, the written statement of each Shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder), which statement(s) shall also be included in the Schedule 14N filed with the Securities and Exchange Commission:

(a)            setting forth and certifying to the number of common shares that are entitled to vote generally in the election of Trustees the Eligible Shareholder Owns and has Owned (as defined in Article 4(b)(i)) continuously for at least three years as of the date of the Shareholder Notice; and

(b)            agreeing to continue to Own such shares through the annual meeting of the Shareholders,

(vi)            the written agreement of the Eligible Shareholder (and in the case of a group, the written agreement of each Shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder) addressed to the association, setting forth the following additional agreements, representations and warranties:

(a)            it will provide (1) no later than two weeks after the record date for the annual meeting both the information required under Article 4(d)(ii-iii) above and notification in writing verifying the Eligible Shareholder’s continuous Ownership of the Required Shares, in each case, as of the record date for the annual meeting, and (2) immediate notice to the association if the Eligible Shareholder ceases to own any of the Required Shares prior to the annual meeting of Shareholders;

(b)            it (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the association and does not presently have any such intent, (2) has not nominated and will not nominate for election to the Board at the annual meeting of Shareholders any person other than the Shareholder Nominee(s) being nominated pursuant to this Article 4, (3) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-l(l), in support of the election of any individual as a Trustee at the annual meeting other than its Shareholder Nominee or a nominee of the Board and (4) will not distribute to any Shareholder any form of proxy for the annual meeting other than the form distributed by the association; and

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(c)            it will (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the Shareholders of the association or out of the information that the Eligible Shareholder provided to the association, (2) indemnify and hold harmless the association and each of its Trustees, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the association or any of its Trustees, officers or employees arising out of the nomination or solicitation process pursuant to this Article 4, (3) comply with all laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting, (4) file all materials described below in Article 4(f)(iii) with the Securities and Exchange Commission, regardless of whether any such filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A and (5) at the request of the association, promptly, but in any event within five business days after such request, provide to the association prior to the day of the annual meeting such additional information as reasonably requested by the association, and

(vii)            in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination.

(e)            To be timely under this Article 4, the written Shareholder Notice must be delivered by a Shareholder to the Corporate Secretary of the association at the principal executive offices of the association not later than the Close of Business (as defined in Article 4(m) below) on the 20th day or earlier than the Close of Business on the 150th day prior to the first anniversary of the date (as stated in the association’s proxy materials) that the definitive proxy statement was first sent to Shareholders in connection with the preceding year’s annual meeting of Shareholders; provided, however, that in the event the annual meeting is more than 30 days before or after the anniversary of the previous year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the Shareholder Notice must be so delivered not earlier than the Close of Business on the 150th day prior to such annual meeting and not later than the Close of Business on the later of the 20th day prior to such annual meeting or the 10th day following the day on which Public Announcement (as defined in Article 4(m) below) of the date of such meeting is first made by the association. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a Public Announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of the Shareholder Notice as described above.

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(f)            An Eligible Shareholder must:

(i)            within two weeks after the date of the Shareholder Notice, provide to the association one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Shareholder Owns, and has Owned continuously in compliance with this Article 4;

(ii)            include in the Schedule 14N filed with the Securities and Exchange Commission a statement by the Eligible Shareholder (and in the case of a group, by each Shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder) certifying (a) the number of common shares that are entitled to vote generally in the election of Trustees that it Owns and has Owned continuously for at least three years as of the date of the Shareholder Notice and (b) that it Owns and has Owned such shares within the meaning of Article 4(b);

(iii)            file with the Securities and Exchange Commission any solicitation by or on behalf of the Eligible Shareholder relating to the annual meeting of Shareholders, one or more of the Trustees or Trustee nominees or any Shareholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A; and

(iv)            in the case of any group, provide to the association documentation reasonably satisfactory to the association demonstrating that the number of Shareholders and/or beneficial owners within such group does not exceed twenty, including whether a group of funds qualifies as one Shareholder or beneficial owner within the meaning of Article 4(a).

The information provided pursuant to this Article 4(f) shall be deemed part of the Shareholder Notice for purposes of this Article 4(f).

(g)            Within the time period for delivery of the Shareholder Notice, a written representation and agreement of each Shareholder Nominee shall be delivered to the Corporate Secretary of the association at the principal executive offices of the association, which shall be signed by each Shareholder Nominee and shall represent and agree that such Shareholder Nominee:

(i)            consents to being named in the association’s proxy statement and form of proxy as a nominee and to serving as a Trustee if elected;

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(ii)            is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Shareholder Nominee, if elected as a Trustee, will act or vote on any issue or question that has not been disclosed to the association;

(iii)            is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the association with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Trustee that has not been disclosed to the association; and

(iv)            if elected as a Trustee, will comply with the association’s Code of Business Conduct, as well as all corporate governance, conflict of interest, confidentiality, insider trading and share ownership policies and guidelines and any other policies and guidelines applicable to Trustees.

At the request of the association, the Shareholder Nominee must promptly, but in any event within two weeks after such request, submit all completed and signed questionnaires required of the Trustees and provide to the association such other information as it may reasonably request. The association may request such additional information as necessary to permit the Board to determine if each Shareholder Nominee satisfies the requirements of this Article 4.

(h)            In the event that any information or communications provided by the Eligible Shareholder or any Shareholder Nominees to the association or its Shareholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Corporate Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the association’s right to omit a Shareholder Nominee from its proxy materials as provided in this Article 4.

(i)            Notwithstanding anything to the contrary contained in this Article 4, the association may omit from its proxy materials any Shareholder Nominee, and such nomination shall be disregarded and no vote on such Shareholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the association, if:

(i)            the Eligible Shareholder or Shareholder Nominee breaches any of its respective agreements, representations or warranties set forth in the Shareholder Notice (or otherwise submitted pursuant to this Article 4), any of the information in the Shareholder Notice (or otherwise submitted pursuant to this Article 4) was not, when provided, true, correct and complete, or the Eligible Shareholder or applicable Shareholder Nominee otherwise fails to comply with its obligations pursuant to this declaration of trust, including, but not limited to, its obligations under this Article 4;

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(ii)            the Shareholder Nominee (a) is not independent under any applicable listing standards of the New York Stock Exchange (as such standards may change from time to time), any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Trustees, (b) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (c) is a director or officer of any public utility company regulated by the Federal Energy Regulatory Commission, (d) is a director serving on more than four Boards of other publicly held companies, (e) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years, or (f) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;

(iii)            the association has received a notice (whether or not subsequently withdrawn) that a Shareholder of record intends to nominate any candidate for election to the Board (other than pursuant to this Article 4) so that the number of nominees would exceed the number of Trustees to be elected at the applicable annual meeting; provided that, for the avoidance of doubt, unless otherwise required by law or otherwise determined by the Chairman of the meeting or the Board, if the association receives such notice after the proxy materials for the applicable annual meeting have been distributed to the Shareholders, any nomination or nominations pursuant to this Article 4 shall be disregarded, notwithstanding that proxies in respect of the election of any Shareholder Nominee or Shareholder Nominees may have been received by the association, but only to the extent the maximum number of Shareholder Nominees after such restriction with respect to this clause equals or exceeds one; or

(iv)            the election of the Shareholder Nominee to the Board would cause the association to violate this declaration of trust, any applicable law, rule, regulation or listing standard.

(j)            The maximum number of Shareholder Nominees submitted by all Eligible Shareholders that maybe included in the association’s proxy materials pursuant to this Article 4 shall not exceed the greater of(x) two or (y) twenty percent of the number of Trustees in office as of the last day on which a Shareholder Notice may be delivered pursuant to this Article 4 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (such resulting number, the “Permitted Number”), provided that the Permitted Number shall be reduced by:

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(i)             any Shareholder Nominee whose name was submitted for inclusion in the association’s proxy materials pursuant to this Article 4 but whom the Board of Trustees decides to nominate as a Board nominee; and

(ii)            any nominees who were previously elected to the Board as Shareholder Nominees at any of the preceding two annual meetings and who are nominated for election at such annual meeting by the Board as a Board nominee.

An Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the association’s proxy materials pursuant to this Article 4 shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the association’s proxy materials and include such specified rank in its Shareholder Notice submitted to the association. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Article 4 exceeds the Permitted Number, the association shall determine which Shareholder Nominees shall be included in the association’s proxy materials in accordance with the following provisions: the highest ranking Shareholder Nominee of each Eligible Shareholder will be selected for inclusion in the association’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of the association each Eligible Shareholder disclosed as Owned in its respective Shareholder Notice submitted to the association. If the Permitted Number is not reached after each Eligible Shareholder has had one Shareholder Nominee selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Following such determination, if any Shareholder Nominee who satisfies the eligibility requirements in this Article 4 thereafter is nominated by the Board, thereafter is not included in the association’s proxy materials or thereafter is not submitted for Trustee election for any reason (including the Eligible Shareholder’s or Shareholder Nominee’s failure to comply with this Article 4), no other nominee or nominees shall be included in the association’s proxy materials or otherwise submitted for election as a Trustee at the applicable annual meeting in substitution for such Shareholder Nominee(s). Notwithstanding the number of Shareholder Nominees, the number of Trustees elected at any annual meeting shall not exceed the number of nominees proposed by the Board of Trustees.

(k)            Any Shareholder Nominee who is included in the association’s proxy materials for a particular annual meeting of Shareholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of this declaration of trust (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Shareholder Notice) will be ineligible to be a Shareholder Nominee pursuant to this Article 4 for the next two annual meetings.

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(l)             The Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Article 4 and to make any and all determinations necessary or advisable to apply this Article 4 to any persons, facts or circumstances, including the power to determine (i) whether one or more Shareholders or beneficial owners qualifies as an Eligible Shareholder, (ii) whether a Shareholder Notice complies with this Article 4 and otherwise meets the requirements of this Article 4, (iii) whether a Shareholder Nominee satisfies the qualifications and requirements in this Article 4, and (iv) whether the requirements of this Article 4 have been satisfied. Notwithstanding the foregoing provisions of this Article 4, unless otherwise required by law or otherwise determined by the Chairman of the meeting or the Board, if the Shareholder (or a Qualified Representative of the Shareholder, as defined in Article 4(m)) does not appear at the annual meeting of Shareholders to present its Shareholder Nominee or Shareholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Shareholder Nominee or Shareholder Nominees may have been received by the association. This Article 4 shall be the exclusive method for Shareholders to include nominees for Trustee election in the association’s proxy materials.

(m)            For purposes of this Article 4, (i) the “Close of Business” shall mean 6:00 p.m. Eastern Time at the principal executive offices of the association on any calendar day, whether or not the day is a business day, (ii) “Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the association with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and (iii) a “Qualified Representative” of a Shareholder shall mean a person who is a duly authorized officer, manager or partner of such Shareholder or authorized by a writing executed by such Shareholder (or a reliable reproduction or electronic transmission of the writing) delivered to the association prior to the making of a nomination for Trustee at a meeting of the Shareholders by such Shareholder stating that such person is authorized to act for such Shareholder as proxy at the meeting of Shareholders.

(5)            Every Trustee elected by the Shareholders or by the Trustees to fill a vacancy as provided in Article (7) shall be required, except in case of re-election, to qualify as such Trustee by signing, sealing and acknowledging, and depositing with the Secretary of the association within twenty (20) days after his election a written statement containing a declaration of his acceptance of such election and of the trusts, duties and obligations hereby imposed upon him as such Trustee. If at the expiration of twenty (20) days after any meeting at which Trustees are elected any Trustee other than a re-elected Trustee shall have failed to qualify as such Trustee, the election of that one or those so failing shall become null and void and each such failure shall create a vacancy to be filled as provided in Article (7).

(6)            Any Trustee may resign by presenting his written resignation at a meeting of the Trustees or by delivering the same at the principal office of the association addressed to the President or Secretary of the association, but such resignation shall take effect only upon its acceptance by the Trustees or by the election of a new Trustee in the place of the Trustee so resigning, or upon the expiration of twenty (20) days after the presentation or the delivery of such resignation, whichever event shall first occur, and after such resignation, until it takes effect as aforesaid, the resigning Trustee may, but shall not be obliged to, act as Trustee hereunder.

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(7)            If a vacancy shall exist in the board of Trustees by reason of failure to elect a full board at a meeting of Shareholders, or of the death, resignation, or failure to qualify of any Trustee, a new Trustee to fill such vacancy shall be elected by the remaining Trustees and such vacancy may be so filled even if such remaining Trustees shall be less than a majority of the whole board.

(8)            Whenever any change of Trustees shall take place hereunder either by the death or resignation of any Trustee or Trustees or by the election of a new board of Trustees or of any additional Trustee or Trustees, the title to the entire trust estate as previously vested in the former Trustees shall immediately vest in the Trustees holding office as a result of such change without any conveyance from any outgoing Trustee or Trustees or from the heirs, executors or administrators of any deceased Trustee or Trustees or from the continuing Trustees or any of them; but notwithstanding this provision, it shall be the duty of each outgoing Trustee, of the heirs, executors or administrators of each deceased Trustee and of each continuing Trustee, to execute, acknowledge and deliver such instruments of conveyance as shall be deemed by the Trustees advisable and appropriate for the purpose of confirming the title vested as aforesaid in the Trustees then holding office.

(9)            The Trustees shall receive such reasonable compensation as the Trustees may determine, and if any Trustee shall be called upon to travel or perform other extra services he may be paid his expenses and such special remuneration as the Trustees may determine.

CONVERSION OF TRUST ESTATE INTO CASH

(10)            It shall be the duty of the Trustees at or before the termination of the trust hereby created to sell and convert into cash the entire trust estate and no Shareholder shall have or acquire at any time any interest in any specific property, real or personal, at any time forming part of the trust estate, or any right to any division or partition thereof or any other rights with reference thereto, except to have said property dealt with as herein provided, to receive dividends therefrom, as herein provided, and to share in the distribution of the cash proceeds thereof upon the termination of the trust, except that the Trustees in the exercise of their uncontrolled discretion may, if they see fit, at the termination of the trust retain and distribute in kind as hereinafter provided, all or any part of the personal property forming a part of the trust estate.

BUSINESS POWERS OF THE TRUSTEES

(11)            Until the termination of the trust hereby created, the Trustees in the control and management of the trust estate and in the conduct of the business of the association shall have power at any time and from time to time, subject however to the limitations and conditions herein contained in this or any other article hereof:

(a)            To subscribe for or to acquire by purchase for cash or in exchange for shares of the association or otherwise and for such price and upon such terms as the Trustees may in their uncontrolled discretion determine, stocks, shares, rights, bonds, notes or other securities or obligations of any corporation, trust or association of whatever nature and wherever situated and of any government or agency or political subdivision thereof, including, without limiting the generality of the foregoing, any corporation, trust or association which is engaged in whole or in part in the business of manufacturing, generating, producing, transmitting, selling, distributing, or dealing in, electrical energy, gas, or water power.

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(b)            To manufacture, generate, produce, transmit, purchase, sell, distribute and deal in electrical energy, gas, or water power, and for the aforesaid purposes or any of them to acquire by purchase for cash or in exchange for shares of the association, or otherwise, and to lease, and to hold, develop, construct, erect, maintain, conduct, operate, manage under contract and otherwise utilize real estate, or any rights or interests therein, water rights, water power or privileges, buildings, plants, systems, machinery or any other things suitable for said purposes or any of them.

(c)            To sell at public auction or by private contract, or otherwise, the whole or any part of the trust estate, free and discharged of the trusts hereunder, to any person or persons in such manner and for such price or consideration upon time or otherwise, and subject to such restrictions and agreements as they may in their uncontrolled discretion determine and without the necessity of applying to any court or to the Shareholders hereunder for leave so to do, and to buy in or rescind or vary any contract of sale and to resell without being responsible for loss, and to convert, exchange or refund the whole or any part of the trust estate for or into any shares, bonds, or other securities or obligations, property or effects in which the Trustees might, under the provisions hereof, invest any moneys forming a part of the trust estate, and, without limiting the generality of the foregoing, to sell the whole or any part of the trust estate for any shares, bonds or other securities or obligations of the purchaser, as a step in proceedings looking towards the termination of the trust hereby created, or the carrying out of any plan for the reorganization or rearrangement of the business or properties conducted or held hereunder, provided however that the Trustees shall not so sell, except to effect a transfer to a corporation, trust or association a majority in interest of the shares of which is then held as a part of the trust estate or a transfer upon or in connection with the termination of the trust hereby created, any shares of the stock of any corporation, trust or association if (i) a majority in interest of such shares is then held as a part of the trust estate, and (ii) the book value of the association’s investment in the shares and other securities of such corporation, trust or association is I0% or more of the aggregate book value of the assets comprising the trust estate at the time, unless such sale shall have been authorized by the Shareholders at a meeting called for that purpose, by a vote of at least a majority in number of all the shares then outstanding hereunder of such class or classes as then have general voting power.

(d)            To borrow money and to issue bonds or other obligations therefor and to secure the payment thereof by mortgage, pledge or charge of the whole or any part of the trust estate then owned or thereafter acquired, except that no such mortgage, pledge or charge of the trust estate as a whole or substantially as a whole shall be created unless authorized in each and every such case by a vote of at least a majority in number of all the shares then outstanding hereunder of such class or classes as then have general voting power, provided, however, that no such authorization shall be required to secure bonds or obligations issued to refund at any time and in any manner any secured bonds or obligations whenever issued.

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(e)            To furnish assistance, on such terms as they shall think proper, with or without security, to any corporation, trust or association of which any of the stocks, shares, bonds or other securities or obligations shall constitute a part of the trust estate in the financing of the business of such corporation, trust or association or in obtaining, by purchase, lease or otherwise, any facilities or services it may require, either by making funds available to such corporation, trust or association through loans, advances, contributions or otherwise, or by guaranteeing the obligations of such corporation, trust or association, or in any other manner they may deem proper; and to advance or lend money on such terms as they shall think proper, with or without security, to any other person, corporation, trust, firm or association of any description whenever in their opinion such action is necessary or convenient in the business or conducive to the advantage of the association; and to discharge and cancel without payment any indebtedness thus arising, or to convert the same into stocks, shares, bonds or other obligations of such corporation, trust or association or of any other with or into which it may be consolidated or merged or to which its property may be transferred or leased or by which its capital stock may be owned.

(f)            To exercise any and all powers and rights belonging to the holder of any stocks, shares, bonds or securities or obligations forming a part of the trust estate whether by voting or by giving any consent, request or notice or otherwise and either in person or by proxy or attorney and to give proxies or powers of attorney therefor with or without power of substitution, which proxies and powers of attorney may be for meetings or actions generally or for any particular meeting, meetings or action and may include the exercise of any discretionary powers, and without limiting the generality of the foregoing, to vote in favor of or to consent to the creation of any mortgage, lien or other encumbrances upon all or part of the franchises and property then owned or thereafter acquired of any or all of the corporations, trusts and associations by which said stocks, shares, bonds, securities or obligations were issued, or to vote in favor of or to consent to the merger or consolidation of such corporation, trust or association with any other corporation, trust or association or for the sale, lease, surrender or abandonment of all or any part of the franchises and property of any such corporation, trust or association.

(g)            To cause any stocks, shares, bonds or other securities or obligations subject to these trusts to be transferred into the name of Eversource Energy or into the names of the Trustees or any one or more of them or to remain in or be transferred into the name of any other person, firm, association, trust or corporation and in any such case in such manner as not to give notice that the same are affected by the trust hereby created or by any trust, and to be deposited for safe keeping in such place and in such manner and subject to such control or joint control as they may deem proper.

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(h)            To cause any real estate at any time acquired on behalf of the association to be acquired and held for the association by such special trustee or trustees, and under such form of agreement or declaration of trust, and with such provisions for the resignation or removal of such special trustee or trustees and the appointment of his, its or their successors as the Trustees may determine, but subject in all cases to the absolute right of the Trustees to control and direct the use, management, sale, mortgage, lease or other dealings with or disposition of said real estate.

(i)             To collect, sue for, receive and receipt for all sums of money coming due as a part of the trust estate, to consent to the extension of the time for payment, or to the renewal of any bonds or other securities or obligations belonging to the trust estate and to compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, demands and things relating to the trust estate, and to transfer to and deposit with any corporation, committee or other persons any stocks, shares, bonds or other securities or obligations forming part of the trust estate for the purposes of any arrangement for enforcing or protecting the interests of the Trustees as the owners of such stocks, shares, bonds or other securities or obligations, and to pay any assessment levied in connection with such arrangement.

(j)             To purchase, acquire and hold shares, bonds and notes and other obligations and securities issued by the Trustees as herein provided and either to cancel and retire the same in whole or in part or to re-issue them in whole or in part to such person or persons, and for such purposes hereby permitted and in such manner and upon such terms and for such consideration as the Trustees may determine but no such shares while so held by the Trustees shall be entitled to any voting rights or to any dividends or be deemed outstanding for any purpose hereunder.

(k)            To perform and do all such further acts and things as may be properly incidental to the exercise of the foregoing powers or any of them to the same extent to which such further acts and things might be performed and done from time to time by a business corporation lawfully organized under the laws of the Commonwealth of Massachusetts.

MEETINGS OF TRUSTEES

(12)            An annual meeting of the Trustees shall be held immediately after and at the same place as the annual meeting of the Shareholders. Other regular meetings may be held at such places either within or outside of Massachusetts as the Trustees may by vote from time to time determine. A special meeting of the Trustees may be held at any time and at any place when called by the Chairman of the Board, President, Secretary or two or more Trustees and shall be held at such time and place as the notice of such special meeting shall specify. No notice of said annual meeting shall be required, but notice of each other meeting shall be given either by the Secretary or by the person or persons by whom such meeting is called by giving to each of the Trustees three (3) days’ notice of such meeting; and such notice sent by mail, postage prepaid, to any Trustee at his usual address on the third day or any earlier day before such meeting shall be deemed sufficient notice to him whether or not the same be received by him, and in computing such time Sundays and holidays shall be included, but it shall not be necessary to give notice of any such meeting as aforesaid to any Trustee who is present at the meeting or who either before or after the meeting waives such notice in writing. A majority of the full board of Trustees present at any meeting shall constitute a quorum for the transaction of business and for the purpose of filling vacancies, as provided in Article (7), a majority of the Trustees continuing in office shall constitute such quorum, but less than a quorum may adjourn any meeting from time to time and such meeting may be held as adjourned without further notice. When a quorum is present at any meeting a majority of the Trustees present and voting shall decide any questions brought before such meeting. Any Trustee may participate in a meeting of the Trustees, or any committee thereof, by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.

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OFFICERS, AGENTS AND EXECUTIVE COMMITTEE

(13)            The Trustees shall from time to time elect a Chairman of the Board, a President, a Treasurer and a Secretary and may elect one or more Vice Presidents and one or more Assistant Treasurers and such other officers as the Trustees may think proper, and may permit any officer so elected to resign and may remove any such officer with or without cause and may fill any vacancy and may elect temporary officers to serve during the absence or disability of the regular officers or for any specified purpose. Every officer so elected unless otherwise determined by the Trustees shall hold his office until the first meeting of the Trustees following the next succeeding annual meeting of the Shareholders and thereafter until his successor has been chosen. Any such officer may be, but no such officer need be, a Shareholder or Trustee, and any two or more offices may be held by the same person, except that no one person shall be both President and Vice President or both Treasurer and Assistant Treasurer. Such officers shall receive such compensation, if any, as may from time to time be fixed by the Trustees and they shall have respectively, in addition to the powers and duties conferred and imposed upon them by the express provisions of this declaration of trust, such further powers and duties as may be conferred and imposed upon them from time to time by the Trustees.

(14)            The Chairman of the Board, if present, shall preside at all meetings of the Trustees and of the Shareholders, and in his absence from any such meeting, the President, or if he also be absent, the senior Vice President present, shall so preside, but if neither the Chairman of the Board nor the President nor any Vice President shall be present, a temporary Chairman shall be chosen by the meeting.

(15)            The Treasurer shall have custody of all moneys belonging to the trust estate and shall deposit the same in such one or more banks or trust companies as may be designated from time to time by the Trustees in the name “Eversource Energy’’ and shall disburse the same in the discharge of obligations incurred by the Trustees or for other purposes authorized by the Trustees by checks drawn by him against such deposit account or accounts and signed on behalf of Eversource Energy by him as Treasurer. He shall also keep accurate books of account of all the financial transactions of the Trustees. If required by the Trustees, the Treasurer shall give bond for the faithful discharge of his duties and the premium on such bond shall be paid out of the trust estate. Such bond, if given, shall be in the custody of the President. All or any part of the duties of the Treasurer may be performed at any time and from time to time by any assistant treasurer designated for that purpose by the Trustees. In addition, the Trustees may from time to time authorize or require other officers, employees, or agents to sign checks drawn against any such deposit account or accounts.

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(16)            The Secretary shall attend, if possible, all meetings of the Trustees, of the Executive Committee if any and of the Shareholders and shall give notice of all such meetings as required by the provisions hereof and shall keep the minutes of all such meetings, but if he is absent from any meeting a temporary secretary shall be chosen by the meeting to act in his place.

(17)            The Trustees may likewise from time to time appoint or employ or authorize the appointment or employment of agents or employees or representatives and the Trustees may fix their compensation, term of employment, duties and powers or authorize the same to be fixed and may remove them or terminate their employment or authorize the same to be done. The Trustees may delegate any or all of the powers and discretions of the Trustees to any of the officers, agents or representatives elected or appointed pursuant to the provisions hereof, and all action taken by any such officer, agent or representative pursuant to such delegation shall be binding upon the Trustees. All promissory notes and other negotiable instruments, except checks, and all bonds and other agreements for the payment of money or evidences of indebtedness and all contracts in writing and other documents issued or entered into by the Trustees including instruments affecting the title to real estate, shall be signed and delivered in their behalf as they may determine either by a majority of the Trustees or by such one or more Trustees or officers, agents, or representatives of the Trustees as they may designate. Any instrument affecting the title to real estate signed and delivered by the person or persons authorized so to do by the Trustees as hereinbefore provided shall be effective to convey all the right, title, and interest of all the Trustees which it purports to convey.

(18)            The Trustees may appoint from time to time from among their number an Executive Committee of not less than five (5) members and may at any time abolish said committee or remove any member or members thereof with or without cause, and may fill all vacancies therein. Such committee if appointed shall have and exercise such of the powers and discretions of the Trustees and be subject to such supervision and control by the Trustees as the Trustees shall from time to time determine. Meetings of said committee shall be held and notified from time to time as provided herein with reference to meetings of the Trustees and minutes of such meetings shall be kept as provided in Article (I 6), and the minutes of every such meeting shall be presented to the next meeting of the Trustees.

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SHARES AND SHAREHOLDERS

(19)            The transferable certificate of beneficial interest known as shares issued or to be issued hereunder may consist either of common shares with or without par value or of preferred shares with or without par value of any class or classes, or of both common and preferred shares. Shares, either common or preferred, may be issued from time to time for cash, property or services, or as a distribution to Shareholders, and may be issued by the Trustees only upon authority so to do granted by the Shareholders. Common shares, in addition to the three million (3,000,000) of such common shares authorized by the Shareholders prior to March 18, 1964, shall be issued only when authorized by the affirmative vote of at least a majority in interest of all shares previously issued and then outstanding of such class or classes as have general voting power. Preferred shares shall be issued only when authorized by the affirmative vote of at least a majority in interest of shares having general voting power as aforesaid and also by such vote or consent of the holders of each class of preferred shares previously issued and then outstanding as may be required by the rights, privileges and preferences of said outstanding class established as hereinafter provided. All preferred shares issued shall have such par value, if any, such priority as to dividends which may be cumulative, such priority in liquidation, such voting rights and such other rights, privileges, preferences, restrictions and limitations as may be established and authorized by the votes and consents of Shareholders pursuant to which they are issued. The holders of common shares shall have preemptive rights as follows: Upon the offering or sale by the Trustees for cash of any common shares or convertible securities each holder of common shares shall have the preemptive right subject to the provisions of this Article to purchase such shares or convertible securities in proportion to the number of common shares held by him, within the time and on the terms fixed by the Trustees. Such preemptive rights, however, shall not be applicable to the issue of common shares, or the grant of rights or options on such shares, to Trustees, Directors, officers, or employees, as such, of the association, or of a subsidiary thereof, if such issue or grant is approved by the holders of common shares, at a meeting duly held for the purpose or is authorized by and consistent with a plan theretofore so approved. Whenever any rights to subscribe to common shares or convertible securities have not been exercised by the holders thereof, and by the terms thereof such subscription rights have ceased to be exercisable, the Trustees may authorize the disposal of the common shares or convertible securities theretofore subject to such unexercised rights in such manner as the Trustees may deem proper. Common shares shall not be subject to preemptive rights if they are issued on the conversion of convertible securities and such securities were offered or issued to holders of common shares in satisfaction of their preemptive rights or were not subject to preemptive rights. Common shares and convertible securities shall not be subject to preemptive rights if they are(!) common shares or convertible securities theretofore offered to holders of common shares in satisfaction of their preemptive rights and not purchased thereby; (2) issued pursuant to a plan adjusting any rights to fractional shares or fractional interests in order to prevent the issue of such fractional shares or fractional interests in such shares; (3) issued in connection with a merger or consolidation, or pursuant to order of a court of competent jurisdiction unless such order otherwise provides; (4) issued in a public offering or to or through underwriters who shall have agreed to make a public offering of such common shares or convertible securities; (5) released from such preemptive rights by the affirmative vote or written consent of the holders of at least a majority of the common shares then outstanding; or (6) shares or convertible securities held in the treasury. Except as herein specifically provided, no holder of shares of any class shall have any preemptive rights to subscribe to any shares or securities of any class issued at any time. No fractional shares shall be issued and in connection with the issue of shares of any class the Trustees may take such action as they deem desirable in order to avoid or prevent the issue of fractional shares. As used in this Article “convertible securities” means securities which are convertible into, or entitle the holder thereof to purchase, common shares.

(20)            Every Shareholder shall be entitled to receive a certificate in such form as the Trustees shall from time to time approve, specifying the number and kind of shares held by him with such description, if any, as may be necessary to distinguish shares of one class from shares of any other class or classes. Such certificates shall, unless otherwise determined by the Trustees, be signed on behalf of the Trustees by the President or a Vice President and the Treasurer or an Assistant Treasurer. On evidence satisfactory to the Trustees that any certificate issued hereunder has been worn out, mutilated, lost or destroyed, the Trustees may cause a new certificate to be issued in place thereof on such terms, if any, as to indemnity and otherwise, as the Trustees shall deem proper.

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(21)            A register or registers shall be kept by or on behalf of the Trustees which shall contain the names and addresses of the Shareholders and the number and kind of shares held by them respectively. Such register or registers may be in such form as the Trustees may from time to time deem proper. No Shareholder shall be entitled to receive payment of any dividend declared or other distribution from the trust estate or to have any notice given to him as herein provided until he has given his address to the Trustees or to a Transfer Agent for the class of shares held by him for entry on such register. The Trustees may appoint one or more Transfer Agents and one or more Registrars for any class of shares. Any Transfer Agent and Registrar so appointed shall have such duties as may be prescribed by the Trustees.

(22)            Every transfer of any shares (otherwise than by operation of law) shall be in writing under the hand of the Transferor or of his agent thereunto duly authorized in writing and upon delivery thereof to the Treasurer or to any Transfer Agent accompanied by the existing certificate for such shares together with such evidence of the genuineness of such transfer, authorization and other matters as may reasonably be required shall be registered and thereupon a new certificate for the shares transferred shall be issued to the Transferee, and in case of a transfer of only part of the shares represented by any certificate, a new certificate for the residue thereof shall be issued to the Transferor. Until a transfer shall be registered, the record holder of each and every certificate shall be deemed to be the holder of the share or shares represented thereby for all purposes hereof, and neither the Trustees nor any Transfer Agent nor any Registrar nor any officer or agent of the Trustees shall be affected by any notice of such transfer.

(23)            Any person becoming entitled to any shares in consequence of the death, bankruptcy or insolvency of any Shareholder or otherwise by operation of law, upon production of proper evidence thereof and upon delivery of the existing certificate to the Trustees or to any Transfer Agent for such shares shall be recorded as the holder of said shares and shall receive a new certificate therefor, but until so registered the Shareholder of record shall be deemed to be the holder of such shares for all purposes hereof and neither the Trustees nor any Transfer Agent nor Registrar nor any officer or agent of the Trustees shall be affected by any notice of such death, bankruptcy, insolvency or other involuntary transfer.

(24)            Shares issued as herein provided shall be personal property entitling the holders only to the rights against the Trustees and with reference to the trust estate which are herein set forth and upon the death of any Shareholder all shares held by him shall pass as a part of his personal estate.

(25)            Two or more persons holding any share shall be joint owners of the entire interest therein, and no entry shall be made in the register or in any certificate that any person is entitled to any future, limited or contingent interest in any share. But any person registered as a holder of any share may, subject to the provisions hereinafter contained, be described in the register or in any certificates as a trustee of any kind, and any words may be added to the description to identify the said trust.

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(26)            All shares issued hereunder shall be full-paid and non-assessable and no Trustee, officer or agent shall be entitled to look to the Shareholders personally for indemnity against any liability incurred by him in the execution of these presents or to call upon the Shareholders for the payment of any sum of money or any assessment whatever.

(27)            Neither the Trustees nor any officer or agent of the Trustees nor any Transfer Agent shall be bound to take notice or be affected by notice of any trust whether express, implied or constructive or of any charge, pledge or equity to which any of said shares or the interest of any of the Shareholders under the declaration of trust may be subject or to ascertain or to inquire whether any sale or transfer of any such shares or interest by any such Shareholder or by his personal representatives is authorized by any such trust, charge, pledge or equity or to recognize any person whatever as having any interest in such shares except the persons registered as Shareholders and the receipt of the person in whose name any share is registered or if such share is registered in the names of more than one person the receipt of any one of such persons or the receipt of the duly authorized agent of any such person shall be a sufficient discharge for all dividends and other money and for all shares, bonds, obligations and other property payable, issuable or deliverable in respect to such share and from all liability to see to the application of such dividends, money, shares, bonds, obligations and other property.

MEETINGS OF SHAREHOLDERS

(28)            An annual meeting of the Shareholders shall be held during the month of April, May or June in each year on such day and at such hour as the Trustees may from time to time determine, at such place either within or outside of Massachusetts as may be designated by the Trustees, for the purpose of electing new Trustees in place of and to succeed those whose terms of office expire at that time and for such other purposes as may be specified by the Trustees. Annual and special meetings of shareholders may be held solely by means of remote communication, or in a hybrid format that includes both physical and remote participation, as permitted by applicable law. If a meeting is conducted wholly or partially by remote communication, reasonable measures shall be implemented to (i) verify shareholder identity by ensuring that each person deemed present and entitled to vote at the meeting is a shareholder or a valid proxyholder, (ii) provide shareholders a reasonable opportunity to participate in the meeting, including the ability to hear and be heard, vote, and ask questions in real time, and (iii) maintain a record of votes and other shareholder actions taken during the meeting. The Trustees shall have sole discretion to determine whether any meeting of shareholders will be held in person, virtually, or in a hybrid format, subject to applicable laws and regulations. Notice of the meeting shall specify the format and provide the necessary information for shareholders to access and participate. If such annual meeting shall not be held as above provided, a special meeting may be held in lieu thereof at any time and any business which might have been transacted at such annual meeting may be transacted at such special meeting and for all purposes hereof such special meeting shall be deemed to be an annual meeting duly held as herein provided. Special meetings of the Shareholders shall be held whenever ordered by the Trustees, the Chairman of the Board or the President or requested by the holders of one-tenth (1/10) in interest of all the shares outstanding of any class or classes having the general right to vote and any business which may be transacted at an annual meeting of Shareholders may be transacted at a special meeting. Special meetings shall be held at such place as may be designated by the Trustees or the Chairman of the Board or the President. Notice of each meeting of the Shareholders, whether annual or special, specifying the time, place and purposes thereof, shall be given to all Shareholders entitled to vote thereat by delivering such notice to such Shareholders at least seven (7) days before such meeting. Notice delivered via electronic transmission shall be considered notice for purposes of the preceding sentence provided that such notice is, (i) if given by facsimile telecommunication directed to a number furnished by the Shareholder for such purpose, (ii) if given by electronic mail, directed to an electronic mail address furnished by the Shareholder for such purpose, (iii) if delivered by posting on an electronic network accompanied by a separate notice to the Shareholder of such posting, directed to an electronic mail address furnished by the Shareholder for the purpose, and (iv) if by any other form of electronic transmission, directed to the Shareholder in such manner as the Shareholder shall have specified.

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For purposes of this paragraph “electronic transmission” means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient. If the Secretary shall refuse or fail to give any such notice of any special meeting such notices may be given by the persons or person by whom such meeting was called or requested. At all meetings of the Shareholders every holder of common shares shall have one (1) vote for every such share held by him, and every holder of preferred shares of any class or classes thereof shall have such voting rights as may be authorized in accordance with the provisions of Article (19). Every Shareholder entitled to vote at any meeting shall have the same right to vote thereat or at any adjournment or adjournments thereof, either in person or by proxy as in the case of a stockholder in a corporation. Any vote, consent, waiver, proxy appointment or other action by a Shareholder or by the proxy or other agent of any Shareholder, shall be considered given in writing, dated and signed if, in lieu of any other means permitted by this Declaration of Trust, it consists of an electronic transmission that sets forth or is delivered with information from which it can be determined (i) that the electronic transmission was transmitted by the Shareholder, proxy or agent or by a person authorized to act for the Shareholder, proxy or agent; and (ii) the date on which such Shareholder, proxy, agent or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered to be the date on which it was signed. The electronic transmission shall be considered received if it has been sent to any address specified for the purpose or, if no address has been specified, to the principal office of the association, addressed to the Secretary or other officer or agent having custody of the records of proceedings of Shareholders. At all meetings a majority of all shares issued and outstanding and having the general right to vote shall constitute a quorum for the transaction of business, but less than such majority may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting all matters properly brought before the meeting shall be decided by the majority vote of the Shareholders present or represented at such meeting and voting upon such questions, except as otherwise provided herein and as may be otherwise provided hereafter as to particular questions in the provisions for the establishment of the rights, privileges and preferences of any class or classes of preferred shares. The Trustees may fix in advance a time not more than sixty (60) days before the date of any meeting of the Shareholders or the date for the payment of any dividend or the making of any distribution of any kind to Shareholders or the last day on which the consent or dissent of Shareholders may be effectively expressed for any purpose as the record date for determining the Shareholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the association after the record date. In lieu of fixing such record date, the Trustees may for any of such purposes close the transfer books of the association for all or any portion of said sixty (60) day period.

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(29)            When any share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such share.

(30)            If the holder of any share is a minor or a person of unsound mind, or subject to guardianship or to the legal control of any other person as regards the charge or management of such share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

DIVIDENDS

(31)            The Trustees may from time to time declare and pay to the Shareholders such dividends as they see fit, and no Shareholders of any class shall be entitled to receive or be paid any dividends from the trust estate except as determined by the Trustees. Whenever any dividend is declared and paid upon any class of shares outstanding the holders of said class shall all receive the same amount per share, but if any class or classes of preferred shares shall be issued the dividends paid from time to time shall be paid to and distributed among the separate classes in accordance with the rights, privileges, preferences, restrictions and limitations established in connection with the creation of said preferred class or classes. The Trustees may appoint a Dividend Agent for any class of shares with such powers and duties as they may prescribe.

RIGHTS OF THIRD PERSONS

(32)            No Shareholder shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the Trustees or by any officer, agent or representative elected or appointed by the Trustees and no such contract, obligation or undertaking shall be enforceable against the Trustees or any of them in their or his individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the Trustees as such and every person, firm, association, trust and corporation having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof. It shall be the duty of the Trustees and each of them and of every officer, agent or representative elected or appointed by them to include in every written agreement entered into by them or any of them as herein provided, a statement of the immunity provided by this article for the Shareholders and for the Trustees as individuals, and neither the Trustees nor any of them nor any officer, agent or representative appointed or elected by them shall have any power or authority to enter into any agreement or incur any obligation as herein provided except in accordance with the provisions of this Article.

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In case any Shareholder shall at any time for any reason be held to or be under any personal liability whatever solely by reason of his being or having been a Shareholder and not by reason of his acts or omissions as a Shareholder, then such Shareholder (or his heirs, executors, administrators, or other legal representatives) shall be held harmless and indemnified out of the trust estate from and of all loss, liability or expense by reason of such liability.

(33)            The receipts of the Trustees or any of them for money or other things paid to them or him, and in the case of money paid the receipt of the Treasurer, shall be effectual discharges to the persons, firms, associations, trusts or corporations paying or delivering such money or things and from all liability to see to the application thereof, and the statement or representation of any one or more of the Trustees or of the Secretary to the effect that the person or persons purporting to act as Trustees in connection with the sale of any part of the trust estate or in connection with any other action taken on behalf of the association as herein provided, are in fact the Trustees hereunder at that time, or to the effect that any person purporting to act as an officer, agent or representative of the association is in fact such officer, agent or representative, or to the effect that any sale or other action taken as aforesaid has been duly authorized by the Trustees or by the Shareholders as may be required by the provisions hereof or as to the meetings, votes or other proceedings by which such authority was given, shall be conclusive evidence of the facts so stated in favor of every purchaser of any part of the trust estate and of every person, firm, association, trust or corporation dealing with the association through the person or persons so held out as Trustees or as officers, agents or representatives, and in favor of every association, trust or corporation whose shares or other securities are transferred by any such sale, and of every transfer agent transferring such shares.

RESPONSIBILITY OF TRUSTEES AND OTHERS

(34)            No Trustee, and no officer, agent or other representative elected or appointed pursuant to any provision hereof, shall be liable for any act or default on the part of any co-Trustee, or other officer or agent, or for having permitted any co-Trustee, or other officer or agent to receive or retain any money or property receivable by the Trustees hereunder, or for errors of judgment in exercising or failing to exercise any of the powers or discretions conferred upon or resting upon him, or for any loss arising out of any investment, or for failure to sue for or to collect any moneys or property belonging to the trust estate, or for any act or omission to act, performed or omitted by him in good faith in the execution of the trusts hereby created, and each Trustee and every such officer, agent or representative shall be answerable and accountable only for his own receipts and for his own wilful acts, neglects and defaults constituting a breach of trust knowingly and intentionally committed by him in bad faith, and not for those of any other, or of any bank, trust company, broker, attorney, auctioneer or other person with whom or into whose hands any property forming part of the trust estate may be deposited or come, or by whom any action relating to the trusts hereof may be taken or omitted to be taken; nor shall any Trustee or any such officer, agent or representative be liable or accountable for any defect in title, or for failing to transfer to or vest in the Trustees title to any property or effects for the time being subject to any of the trusts of these presents, or intended or believed to be so subject, or for failing to take out or maintain any or sufficient insurance or for liens or encumbrances upon any such property or effects, or for lack of genuineness or for invalidity of the shares, bonds, or other obligations or instruments forming part of or relating to the trust estate, or for any loss, or otherwise, unless the same shall happen through his own wilful act, neglect or default constituting a breach of trust knowingly and intentionally committed by him in bad faith; and the Trustees and each of them and each such officer, agent or representative shall be entitled out of the trust estate to reimbursement for their or his reasonable expenses and outlays and to be put in funds and exonerated and indemnified to their or his reasonable satisfaction from time to time, against any and all loss, costs, expense and liability incurred or to be incurred by them or him in the execution of the trusts hereby created; and no Trustee, however appointed, shall be obliged to give any bond or surety or other security for the performance of any of his duties in the said trusts.

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In addition, and without limiting the protection afforded to them by the preceding paragraph of this Article (34), no Trustee, officer, agent or representative shall be liable for monetary damages for breach of fiduciary duty as a Trustee, officer, agent or representative, notwithstanding any provision of law imposing such liability; provided, however, that the provisions of this paragraph shall not be deemed to eliminate or limit any liability which such Trustee, officer, agent or representative would otherwise have under the provisions of the declaration (1) for any breach of such person’s duty of loyalty to the association or its Shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (3) for any transaction from which such person derived an improper personal benefit.

The association shall indemnify each of its Trustees and officers, as defined in the last paragraph of this Article, against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee or officer, except with respect to any matter as to which he shall have been finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the association; provided, however, that as to any matter disposed of by a compromise payment by such Trustee or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless a determination is made that indemnification of the Trustee or officer is proper under the circumstances because such Trustee or officer acted in good faith in the reasonable belief that his action was in the best interests of the association. Such determination shall be made (1Trustee or officer to repay such amount if upon final disposition thereof he shall not be entitled to indemnification under this Article.

The rights of indemnification hereby provided shall not be exclusive of or affect any other right to which any Trustee or officer may be entitled and all such rights shall inure to the benefit of his heirs, executors, administrators and other legal representatives. Such other rights shall include the powers, immunities and rights of reimbursement which would be allowable under the laws of the Commonwealth of Massachusetts were the association a business corporation organized under such laws.

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As used in this Article, the terms “Trustee” and “officer” include persons elected as Trustees by the Shareholders or by the board of Trustees, persons elected as officers by the board of Trustees, and persons who serve by vote or at the request of the association as directors, officers, or trustees of another organization in which the association has any direct or indirect interest as a Shareholder, creditor or otherwise. Nothing contained in this Article shall affect any rights to indemnification to which employees, agents and representatives of the association other than Trustees and officers may be entitled by contract or otherwise under law.

(35)            The Trustees may consult with any counsel, lawyer, valuer, surveyor, engineer, broker, auctioneer, accountant or other expert, consultant or person deemed by them competent, to be selected, employed, retained or consulted by them at the expense of the trust estate, whether individuals, firms or corporations, and whether or not disinterested or generally or specially employed, retained or consulted, and any action taken by the Trustees in good faith on the opinion or advice of, or information received from, any such counsel, lawyer, valuer, surveyor, engineer, broker, auctioneer, accountant or other expert, consultant or person deemed by them competent, shall be complete and conclusive protection to the Trustees and each of them.

(36)            No sale, contract, arrangement or other dealing made or entered into on behalf of the association or in which it is directly or indirectly interested to or with any Trustee or officer hereunder, or to or with any firm, corporation, trust or association in which any such Trustee or officer is interested and no such sale, contract, arrangement or other dealing in which any such Trustee or officer is in any other way directly or indirectly interested shall be voidable either by the Trustees or by the Shareholders, nor shall any such Trustee or officer so interested be liable to account either to the Trustees or to the Shareholders for any profit or benefit arising from any such sale, contract, arrangement or other dealing.

DURATION, TERMINATION AND AMENDMENTS

(37)            Unless sooner terminated as provided in Article (39), the trust hereby created shall continue without limitation of time in such manner that the Trustees shall have all the powers and discretions expressed to be given to them by these presents, and that no Shareholder shall be entitled to put an end to the same or to require a division of the trust estate or any part thereof; provided, however, that if any statute or rule of law of the Commonwealth of Massachusetts shall require that lives in being must be used to determine the maximum period for which the trust hereby created may endure, then the trust hereby created shall terminate upon the expiration of twenty (20) years from the death of the last survivor of the following persons: Allen Abercrombie) by the board of Trustees by a majority vote of a quorum consisting of Trustees who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, such a quorum so directs, by independent legal counsel in a written opinion, or (3) by the Shareholders.

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In performing his duties, any such Trustee or officer who acts in good faith shall be fully protected in relying upon the books of account of the association or of another organization in which he serves as contemplated by this Article, reports, opinions and advice to the association or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care or upon other records of the association or of such other organization.

Expenses incurred by any Trustee or officer with respect to any action, suit or proceeding heretofore referred to in this Article may be paid or advanced by the association prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the and Alice Abercrombie, children of Fred C. Abercrombie of Turners Falls, Massachusetts, Rachael Brown, Deborah Brown and Letitia Brown, children of Howard W. Brown of Brookline, Massachusetts, Gertrude Peabody, Anne P. Peabody, Katharine Peabody and Cora W. Peabody, children of W. Rodman Peabody of Milton, Massachusetts, Edward D. Rowley, Charles F. Rowley, Jr. and Francis H. Rowley, children of Charles F. Rowley of Brookline, Massachusetts, and Charles M. Storey, Jr., Anderson Storey, Susan J. Storey and Gertrude Storey, children of Charles M. Storey of Boston, Massachusetts.

(38)            The death of a Shareholder or a Trustee or the dissolution of a Shareholder (if a corporation) during the continuance of the trust hereby created shall not operate to terminate the same nor shall it entitle the legal representatives of any such Shareholder or Trustee to an accounting or to take any action in the courts or otherwise.

(39)            The trust hereby created may be terminated at any time and any of the terms, powers, and provisions herein contained may be altered, amended, added to, or rescinded at any time by the affirmative vote of at least a majority of the Trustees but any such termination or alteration, amendment, addition or rescission before becoming effective shall be approved either by the affirmative vote or the consent thereto in writing of the holders of a majority of all shares previously issued and then outstanding of such class or classes as have general voting power; provided however that no alteration, amendment, addition or rescission adversely affecting the preferences or priorities of any preferred shares then outstanding shall become effective without the affirmative vote or the consent in writing, if such consent be provided for, of the holders of at least a majority of the preferred shares the preferences or priorities of which are so affected.

(40)            In case these trusts shall be terminated or any of the terms, powers and provisions herein contained shall be altered, amended, added to or rescinded pursuant to the provisions of Article (39), a certificate in any number of counterparts deemed desirable, setting forth such termination, alteration, amendment, addition or rescission and that the Trustees and the Shareholders have authorized the same in accordance with the provisions of said Article (39), shall be signed by the Trustees or a majority of them, and by the Secretary, and shall be acknowledged by one of the Trustees and the Trustees shall cause counterparts thereof to be recorded or filed in the various registries of deeds, if any, in which this declaration of trust is then recorded and at the principal office of the association and in such other places as may be required by law.

(41)            Upon the termination of the trust hereby created either by the aforesaid limitation contained in Article (37) or as provided in Article (39) the Trustees shall forthwith sell and convert into cash in the manner and with the powers hereinbefore set forth, all property belonging to the trust estate except such stocks, bonds or obligations as they may determine to distribute in kind as hereinafter provided and shall thereupon distribute the entire trust estate as it then exists to and among the Shareholders by giving to the holders of preferred shares of any class or classes then outstanding such preferences and priorities and such amounts per share as they may be entitled to respectively and by dividing the remaining assets, share for share, among the holders of the common shares and of the shares of any other class or classes which may be entitled to such distribution in such manner that each such holder shall receive the same amount per share as every other such holder, and in making such distribution the Trustees shall have full power to pay and deliver to the Shareholders or any of them either money or such stocks, bonds or obligations as the Trustees may see fit so to distribute, or partly money and partly such stocks, bonds or obligations, and in this connection to place such valuation as they may deem proper upon all stocks, bonds or obligations so distributed.

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GENERAL PROVISIONS

(42)            Whenever the Trustees see fit, they may authorize that the signature of any Trustee or of any officer, agent, or representative elected or appointed by the Trustees be facsimile and that the seal of the association, if any be adopted by the Trustees, be facsimile.

(43)            Except when the context otherwise requires, any expression used herein in the conjunctive or the disjunctive shall include both the conjunctive and the disjunctive, and any expression in the singular or the plural shall include both the singular and the plural.

(44)            The headings of different parts of these presents are inserted merely for convenience of reference, and are not to be taken as any part of these presents or to control or affect the meaning, construction or effect of the same.

(45)            This instrument is executed by the Trustees and delivered in the Commonwealth of Massachusetts, and with reference to the laws thereof, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the laws of said Commonwealth.

(46)            Amendments to the trust hereby created shall not be held or construed to invalidate in any manner anything done hereunder pursuant to the terms hereof prior to the effective date of any such amendment.

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IN WITNESS WHEREOF we have hereunto set our hands and seals at Boston in the Commonwealth of Massachusetts, on or as of the fifteenth day of January, in the year nineteen hundred and twenty-seven, which date shall be the formal date hereof and may be used in all references hereto, this being one of six counterparts or original copies hereof, all executed in the same manner and at the same time and constituting together one and the same instrument.

GEORGE W. LAWRENCE	(Seal)	CHARLES WALCOTT	(Seal)

ALVAH CROCKER	(Seal)	MOSES WILLIAMS	(Seal)

W. RODMAN PEABODY	(Seal)	CHARLES STETSON	(Seal)

ALFRED L. RIPLEY	(Seal)	J. PRESTON RICE	(Seal)

CHARLES W. HAZELTON	(Seal)	SAMUEL FERGUSON	(Seal)

ARTHUR W. WOOD	(Seal)	JONATHAN BULKLEY	(Seal)

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